Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

TYCO INTERNATIONAL REPORTS FIRST QUARTER EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.61 PER
SHARE AND GAAP EARNINGS OF $0.57 PER SHARE

($ millions, except per-share amounts)

	Q1 2009	Q1 2008	% Change
Revenue	$4,426	$4,837	(8%)
Income from Continuing Operations	$272	$360	(24%)
Diluted EPS from Continuing Operations	$0.57	$0.72	(21%)
Special Items	$(0.04)	$0.01
Income from Continuing Ops Before Special Items	$292	$352	(17%)
Diluted EPS from Continuing Ops Before Special Items	$0.61	$0.71	(14%)

PEMBROKE, Bermuda — February 3, 2009 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported $0.57 in diluted earnings per share (EPS) from continuing operations for the fiscal first quarter of 2009 and diluted EPS from continuing operations before special items of $0.61 per share.  Diluted EPS from continuing operations was negatively impacted by special items which totaled $0.04 per share.  Revenue in the quarter of $4.4 billion declined 8% versus the prior year, mostly due to the impact of the strengthening U.S. dollar against foreign currencies.  Organic revenue declined 1% in the quarter.

“As we expected, our results this quarter were impacted by the strengthening of the U.S. dollar against foreign currencies, but our overall revenue came in at the high end of our expectations,” said Tyco Chairman and Chief Executive Officer Ed Breen.  “In this challenging economy, we are focused on both reducing our cost structure and positioning our businesses for long-term growth.  At the same time, our strong and improving balance sheet is an important asset for our company in the current environment.”

Organic revenue, free cash flow and income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s Website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Beginning this quarter, certain businesses within the ADT Worldwide and Fire Protection Services segments have been realigned, resulting in changes to historical segment performance.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal first quarter of 2008 unless otherwise indicated.

ADT Worldwide

	Q1 2009	Q1 2008	% Change
Revenue	$1,792	$1,928	(7%)
Operating Income	$231	$246	(6%)
Operating Margin	12.9%	12.8%

Revenue of $1.8 billion declined 7%, primarily due to changes in foreign currency rates with an organic revenue decline of 1%.  Recurring revenue grew 3% organically with growth in all geographic regions. Systems installation and service revenue declined 6% organically due to weakness in North America and Europe, mostly as a result of lower sales to retailers and softness in certain commercial markets.  This was partially offset by double-digit organic revenue growth in the rest of the world.

Operating income of $231 million in the quarter decreased $15 million primarily due to an $18 million foreign currency impact.  The operating margin improved 10 basis points to 12.9%.

Flow Control

	Q1 2009	Q1 2008	% Change
Revenue	$959	$1,074	(11%)
Operating Income	$137	$171	(20%)
Operating Margin	14.3%	15.9%

Revenue of $959 million declined 11% due to changes in foreign currency rates with organic revenue growth of 1%.  The Valves business had 8% organic revenue growth and the Thermal Controls business grew 13% organically.  The growth from these businesses was largely offset by an expected 17% organic revenue decline in the Water business, which had a challenging year-over-year comparison due to strong Australian water pipeline project activity in the first quarter of 2008.

Operating income of $137 million decreased $34 million, primarily due to a $22 million foreign currency impact and the operating margin was 14.3%.  Backlog of $1.9 billion increased 2% organically on a quarter sequential basis.

Fire Protection Services

	Q1 2009	Q1 2008	% Change
Revenue	$851	$900	(5%)
Operating Income	$58	$76	(24%)
Operating Margin	6.8%	8.4%

Revenue of $851 million declined 5% due to changes in foreign currency rates with organic revenue growth of 4%.  Higher installation and service activities in both the North American SimplexGrinnell business and the International Fire businesses contributed to the organic revenue growth.

Operating income of $58 million decreased $18 million primarily due to a $14 million charge for a legal item.  Backlog of $1.2 billion increased 1% organically on a quarter sequential basis.

Electrical and Metal Products

	Q1 2009	Q1 2008	% Change
Revenue	$416	$487	(15%)
Operating Income	$27	$41	(34%)
Operating Margin	6.5%	8.4%

Revenue of $416 million declined 15% in the quarter with an organic revenue decline of 11%.  Lower demand in end markets and a reduction in distributor inventory levels resulted in a 40% decline in volume for steel products and a 20% decline in volume for copper products.  These declines were partially offset by better year-over-year selling prices for steel products.

Operating income of $27 million decreased $14 million due to lower volume.

Safety Products

	Q1 2009	Q1 2008	% Change
Revenue	$408	$447	(9%)
Operating Income	$74	$86	(14%)
Operating Margin	18.1%	19.2%

Revenue of $408 million declined 9% in the quarter primarily due to changes in foreign currency rates with an organic revenue decline of 1%.  Fire Suppression grew 4% organically, offset by organic revenue declines in the Life Safety and Electronic Security businesses.

Operating income of $74 million decreased $12 million.  Half of the decrease was due to foreign currency with the other half due to reduced volumes.  The operating margin of 18.1% was impacted by 180 basis points due to increased investments in research and development and sales and marketing.

OTHER ITEMS

•                  Diluted earnings per share from continuing operations included charges of $0.04 for special items (legacy legal, tax, restructuring and loss on divestiture charges).

•                  Corporate and other expense in the quarter was $114 million.

•                  Cash from operating activities was $56 million in the quarter compared to an outflow of $153 million in the first quarter of 2008.  The Company had a free cash outflow of $215 million in the quarter compared to a free cash outflow of $408 million in the prior year.

These amounts include cash payments of $25 million in the current quarter and $53 million in the prior year primarily related to restructuring activities.

•                  Restructuring-related expenses were $5 million in the quarter.

•                  On December 10, 2008, the Company announced that its Board of Directors unanimously approved moving Tyco International’s jurisdiction of incorporation from Bermuda to Switzerland.  Shareholders will vote on the proposed move at a Special General Meeting of Shareholders to be held on March 12, 2009.

ABOUT TYCO INTERNATIONAL

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2008 revenue of more than $20 billion and has more than 110,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s first quarter results for 2009 and outlook for the second quarter and full year during a conference call and webcast today beginning at 8:30 a.m. EST.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (888) 455-5685.  The telephone dial-in number for participants outside the United States is (773) 799-3896.

•                  An audio replay of the conference call will be available beginning at 11:00 a.m. on February 3, 2009 and ending on February 10, 2009. The dial-in number for participants in the United States is (866) 503-3216. For participants outside the United States, the replay dial-in number is (203) 369-1865.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items” and “earnings per share (EPS) from continuing operations before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s existing businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a significant component in the company’s incentive compensation plans. The difference reflects the impact from:

• net capital expenditures,

• accounts purchased from ADT dealer network,

• cash paid for purchase accounting and holdback liabilities,

• voluntary pension contributions, and

• the sale of accounts receivable programs.

Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.  Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from

Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as significant components in the company’s incentive compensation plans. Income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the company’s future financial condition and operating results, as well as its portfolio refinement activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2008.

#  #  #

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended
	December 26,	December 28,
	2008	2007
Net revenue	$4,426	$4,837
Cost of sales	2,869	3,157
Selling, general and administrative expenses	1,140	1,167
Separation costs	—	9
Restructuring, asset impairment and divestiture charges, net	4	11
Operating income	413	493
Interest income	12	58
Interest expense	(73)	(117)
Other income, net	4	52
Income from continuing operations before income taxes and minority interest	356	486
Income taxes	(84)	(125)
Minority interest	—	(1)
Income from continuing operations	272	360
Income from discontinued operations, net of income taxes	5	3
Net income	$277	$363

Basic earnings per common share:
Income from continuing operations	$0.57	$0.73
Income from discontinued operations	0.02	0.01
Net income	$0.59	$0.74
Diluted earnings per common share:
Income from continuing operations	$0.57	$0.72
Income from discontinued operations	0.01	0.01
Net income	$0.58	$0.73

Weighted-average number of shares outstanding:
Basic	473	493
Diluted	475	497

NOTE:          These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended
	December 26,		December 28,
	2008		2007
NET REVENUE
ADT Worldwide	$1,792		$1,928
Flow Control	959		1,074
Fire Protection Services	851		900
Electrical and Metal Products	416		487
Safety Products	408		447
Corporate and Other	—		1
Total Net Revenue	$4,426		$4,837

OPERATING INCOME (LOSS) AND MARGIN
ADT Worldwide	$231	12.9%	$246	12.8%
Flow Control	137	14.3%	171	15.9%
Fire Protection Services	58	6.8%	76	8.4%
Electrical and Metal Products	27	6.5%	41	8.4%
Safety Products	74	18.1%	86	19.2%
Corporate and Other	(114)	N/M	(127)	N/M
Operating Income and Margin	$413	9.3%	$493	10.2%

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 26,	September 26,
	2008	2008
Current Assets:
Cash and cash equivalents	$1,193	$1,519
Accounts receivable, net	2,747	2,981
Inventories	1,884	1,858
Other current assets	1,651	1,785
Assets of discontinued operations	355	398
Total current assets	7,830	8,541

Property, plant and equipment, net	3,348	3,503
Goodwill	11,020	11,498
Intangible assets, net	2,607	2,655
Other assets	2,579	2,607
Total Assets	$27,384	$28,804

Current Liabilities:
Short-term debt and current maturities of long-term debt	$235	$555
Accounts payable	1,336	1,608
Accrued and other current liabilities	2,360	2,750
Deferred revenue	528	607
Liabilities of discontinued operations	112	137
Total current liabilities	4,571	5,657

Long-term debt	4,132	3,709
Other liabilities	3,773	3,930
Total Liabilities	12,476	13,296

Minority interest	14	14

Shareholders’ equity	14,894	15,494

Total Liabilities and Shareholders’ Equity	$27,384	$28,804

NOTE:           These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended
	December 26,	December 28,
	2008	2007
Cash Flows from Operating Activities:
Net income	$277	$363
Income from discontinued operations	(5)	(3)

Income from continuing operations	272	360
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	275	276
Non-cash compensation expense	29	35
Deferred income taxes	(17)	(56)
Provision for losses on accounts receivable and inventory	34	30
Other non-cash items	18	13
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	13	(72)
Inventories	(151)	(118)
Other current assets	14	(53)
Accounts payable	(175)	(139)
Accrued and other liabilities	(300)	(341)
Income taxes, net	30	13
Other	14	(101)
Net cash provided by (used in) operating activities	56	(153)
Net cash used in discontinued operating activities	—	(24)

Cash Flows from Investing Activities:
Capital expenditures	(159)	(176)
Proceeds from disposal of assets	2	7
Acquisition of businesses, net of cash acquired	(45)	(22)
Accounts purchased from ADT dealer program	(117)	(90)
Other	18	(4)
Net cash used in investing activities	(301)	(285)
Net cash provided by (used in) discontinued investing activities	3	(19)

Cash Flows from Financing Activities:
Net repayments of debt	106	8
Proceeds from exercise of share options	—	13
Dividends paid	(95)	(74)
Repurchase of common shares by subsidiary	(3)	(229)
Transfers from (to) discontinued operations	3	(42)
Other	2	(70)
Net cash provided by (used in) financing activities	13	(394)
Net cash (used in) provided by discontinued financing activities	(3)	43

Effect of currency translation on cash	(94)	7
Net decrease in cash and cash equivalents	(326)	(825)
Cash and cash equivalents at beginning of period	1,519	1,894

Cash and cash equivalents at end of period	$1,193	$1,069

Reconciliation to “Free Cash Flow”:
Net cash provided by (used in) operating activities	$56	$(153)
Decrease in sale of accounts receivable	3	5
Capital expenditures, net	(157)	(169)
Accounts purchased from ADT dealer program	(117)	(90)
Purchase accounting and holdback liabilities	—	(1)
Free Cash Flow	$(215)	$(408)

NOTE: Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended December 26, 2008								Net Revenue for the
					Acquisition /				Quarter Ended
	Net Revenue		Foreign Currency		Divestiture / Other		Organic Revenue		December 28, 2007
ADT Worldwide	$1,792	-7.1%	$(169)	-8.8%	$54	2.8%	$(21)	-1.1%	$1,928
Flow Control	959	-10.7%	(124)	-11.5%	1	0.1%	8	0.7%	1,074
Fire Protection Services	851	-5.4%	(82)	-9.1%	—	0.0%	33	3.7%	900
Electrical and Metal Products	416	-14.6%	(16)	-3.3%	—	0.0%	(55)	-11.3%	487
Safety Products	408	-8.7%	(33)	-7.4%	(3)	-0.6%	(3)	-0.7%	447
Corporate and Other	—	-100.0%	—	0.0%	—	0.0%	(1)	-100.0%	1
Total Net Revenue	$4,426	-8.5%	$(424)	-8.8%	$52	1.1%	$(39)	-0.8%	$4,837

NOTE:  Organic revenue is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended
	Dec. 26, 2008	Dec. 28, 2007

Diluted EPS from Continuing Operations (GAAP)	$0.57	$0.72

Restructuring charges in cost of sales and SG&A	0.01	0.01

Restructuring and asset impairment charges, net	—	0.02

Divestiture charges	—	—

Separation costs	—	(0.08)

Tax items	0.01	0.04

Legacy legal settlement	0.02	—

Total Before Special Items	$0.61	$0.71

Tyco International Ltd.

For the Quarter Ended December 26, 2008

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue

Revenue (GAAP)	$1,792	$959	$851	$416	$408	—	$4,426

	Operating Income											Income	Diluted EPS
			Fire	Electrical			Total	Interest				from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Expense,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations
As Reported (GAAP)	$231	$137	$58	$27	$74	$(114)	$413	$(61)	$4	$(84)	—	$272	$0.57

Restructuring related charges in SG&A	1	1		1	1		4			(1)		3	0.01

Legacy legal settlement						8	8					8	0.02

Restructuring and asset impairment charges, net				1			1					1	0.00

Divestiture charges		1				2	3			(1)		2	0.00

Tax items							—			6		6	0.01

Total Before Special Items	$232	$139	$58	$29	$75	$(104)	$429	$(61)	$4	$(80)	$0	$292	$0.61

									Diluted Shares Outstanding				475
									Diluted Shares Outstanding - Before Special Items				475

Tyco International Ltd.

For the Quarter Ended December 28, 2007

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue
Previously Reported Revenue (GAAP)	$1,999	$1,074	$829	$487	$447	$1	$4,837

Segment Realignment	(71)		71				—

Recasted Revenue (GAAP)	$1,928	$1,074	$900	$487	$447	$1	$4,837

	Operating Income											Income	Diluted EPS
			Fire	Electrical			Total	Interest				from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Expense,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations

As Previously Reported (GAAP)	$249	$171	$73	$41	$86	$(127)	$493	$(59)	$52	$(125)	$(1)	$360	$0.72

Segment Realignment	(3)		3				—					—	—

Recasted Operating Income (GAAP)	$246	$171	$76	$41	$86	$(127)	$493	$(59)	$52	$(125)	$(1)	$360	$0.72

Restructuring related charges in cost of sales		1		2			3			(1)		2	0.01

Separation costs						10	10	7	(50)	(5)		(38)	(0.08)

Restructuring and asset impairment charges, net	7	1		2	1		11			(3)		8	0.02

Tax items										20		20	0.04

Total Before Special Items	$253	$173	$76	$45	$87	$(117)	$517	$(52)	$2	$(114)	$(1)	$352	$0.71

									Diluted Shares Outstanding				497
									Diluted Shares Outstanding - Before Special Items				497